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                                                                    Exhibit 99.1


[Logo of True Notrh Communications here]

FOR IMMEDIATE RELEASE
CONTACT:  Kathryn Woods, True North Communications 212-727-5582
          e-mail:  kwoods@truenorth.com


    TRUE NORTH REALIGNS AGENCY OPERATIONS TO SIGNIFICANTLY STRENGTHEN GLOBAL
                                    POSITION


CHICAGO Sept. 9 -- True North Communications (NYSE: TNO) announced that, effective today, FCB Worldwide becomes the banner for a new top-tier global advertising agency, combining FCB with Bozell's international offices along with Bozell Detroit and Costa Mesa to become the 5th largest global agency in billings. Additionally, Bozell's other U.S. offices form a top 20 national agency brand in billings. The company's Board of Directors approved management's recommendation on the initiative at a special meeting late yesterday after a thorough strategic review held over several months.

David Bell, Chairman and CEO of True North, said, "We're committed to being a world leader in advertising and communications services, offering our clients seamless and global solutions. With the new FCB, our clients now have a more powerful global resource. And we're strongly positioned to serve leading marketers as they continue to consolidate their advertising and communications business worldwide." True North advertising agencies currently serve more than two dozen major marketers on a global basis, and have relationships with over 40 of the nation's top 200 marketers. "In addition," Bell said, "Bozell continues as one of the premier agency brands in the country, with a strong collaborative culture and deep expertise in building brands for major clients."

Continued Bell, "This is an important global initiative for True North. It provides a platform for our agencies to better serve clients and to grow their businesses worldwide." He added, "We'll move swiftly to build on this new corporate framework. We plan to focus significant resources over the next few years on acquisitions and further expansion of the FCB network internationally, especially in Europe."

FCB: A Top-Tier Global Brand

With combined estimated billings of approximately $8 billion, FCB Worldwide now becomes the number five global agency brand as well as the largest agency in the United
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States, according to industry rankings by billings. FCB catapults into the top-
ten tier in nine of the world's fifteen largest advertising markets: the U.S, the world's top market; Canada; Germany; Spain; Brazil; Argentina; Mexico; China/Hong Kong; and South Korea.

The new FCB has a significantly more global profile, with 40% of its billings internationally and 60% in the U.S. market (approximately $3 billion and $5 billion, in respective billings).

True North named Brendan Ryan, formerly Chairman and CEO of FCB Worldwide, as CEO of the new combined agency. Brendan Ryan said, "Both FCB and Bozell have been enjoying an excellent 1999 - and this move builds on that momentum, making the new agency dramatically bigger and stronger - literally overnight. We all know that `being big' is not an end in itself, but it sure helps in today's consolidating business world.

Continued Ryan, "Being #1 in the United States and #5 worldwide will definitely help this `new FCB' better keep pace with the changing needs of our clients such as AT&T, DaimlerChrysler, Nabisco and SC Johnson, and others who themselves are becoming even bigger players in the global marketplace."

Leo-Arthur Kelmenson, formerly Chairman and CEO of Bozell Worldwide, became Chairman of the new FCB. He commented, "We're putting together tremendous brand-building experience, a depth of worldwide creative talent, full global communications capabilities, and technological strength." He underscored that FCB and Bozell have helped clients build such brands as Amazon.com, AT&T, Coors, Dockers, Gatorade, Jeep, Kawasaki, Mattel, Nabisco, Raid, Ray Ban, US Postal Service and many others.

Kelmenson also said, "There's a strong fit between Bozell and FCB. We share many core beliefs: FCB's commitment to `person to person' communications solutions closely parallels Bozell's philosophy and its entrepreneurial spirit. In addition, we're both firmly committed to client-focused, seamless solutions, or what Bozell has called `media neutral' solutions."

Looking forward, Brendan Ryan said, "The new FCB will be unified behind a singular vision that both agencies frankly share: That our business is all about selling our clients' products today and building brands over time. And as our new company goes forward, our ability to do this across the full spectrum of communications including not only advertising but direct marketing, telemarketing, interactive - all connected through database marketing - will further make person to person communications even more of a reality."
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Bozell: A Strong National Agency

In the realignment, Bozell continues its heritage as a strong national agency. The new agency continues as one of the top 20 agency brands in the U.S., with approximately $1.5 billion in billings. The agency's client roster includes many major brands, including Andrew Jergens, Bahamas Ministry of Tourism, Bank of America, Bell Atlantic, Lycos, The National Fluid Milk Processor Promotion Board, The National Pork Producers Council, The New York Times, Sara Lee, and Unisys. The agency is now comprised of Bozell's flagship New York operation, its Chicago, Seattle, Silicon Valley and Toronto agencies, as well as its original Omaha office. It also includes freestanding agencies Avrett, Free & Ginsberg, Berenter Greenhouse & Webster and Bozell Kamstra.

Gene Bartley, President of Bozell's North American Operations, was named Chairman of Bozell. Gene commented, "I think this will be great for all of us. The new structure enables us to build on our strengths in the U.S. market - where we have been very successful - and drive further growth momentum. We'll continue our commitment to media neutral solutions, collaboration and entrepreneurship."

Integration Process

Commenting on the integration process, True North CEO David Bell, said, "There has been a cultural shift inside True North that has made this move possible. We've been working together and openly collaborating to give our clients access to our best thinking, capabilities and people across the company. At the senior management level, top executives from Bozell and FCB have had a good history of working together over the past two years."

The new realignment follows a number of other recent collaborative initiatives within True North. Most recently, the company formed Marketing Drive Worldwide in July as a global marketing services brand, combining units from Bozell and True North. Senior executives from Bozell, FCB and Temerlin McClain currently serve on Marketing Drive's management board and the ad agencies share in its success.

Commented CEO David Bell,"We've put the focus on bringing our people and resources closer together to strengthen our services to clients, rather than on supporting infrastructure."

True North anticipates that once the combination is complete it will create expense savings of close to $25 million or $.25 per share on an annualized basis, primarily due to administrative and operating efficiencies. To effect these savings, the company will record restructuring and other unusual charges in the third quarter of 1999 of approximately $65 - $75 million pretax.
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Strategic Acquisitions: Next Phase of the Global Plan

True North said that its new corporate architecture provides a strong platform on which the company will make strategic acquisitions, and will give True North the flexibility to move quickly in pursuing new opportunities.

In addition to further expanding FCB's leadership positions in key international markets, True North said that it will continue to build its Diversified Companies brands with a focus on making BSMG Worldwide and Marketing Drive Worldwide global leaders in public relations and marketing services, respectively.

True North will also seek to acquire entrepreneurial companies with the ability to become major players in emerging sectors in technology and multicultural marketing, where True North already has strong positions. Last week, True North's Diversified Companies group announced that it has taken a 49% stake in Don Coleman Advertising, a leading African-American agency, making True North's New America Strategies Group the leading multicultural agency network.

Bell concluded, "Moving forward, we believe this is the right structure for achieving our top priorities of stronger organic growth and operating margin."

End Notes

A top global advertising and communications holding company, True North has grown aggressively, doubling in size since its acquisition of Bozell, Jacobs, Kenyon and Eckhardt in December 1997. Headquartered in Chicago, True North ranked seventh among global holding companies in 1998, with annual revenue exceeding $1.2 billion and annual billings of more than $12 billion. True North now has three large advertising agencies, FCB Worldwide, Bozell and Temerlin McClain. Its Diversified Companies has a number of major communications brands, including BSMG public relations, Marketing Drive Worldwide marketing services, RG/A Interactive, TN Media and New America Strategies Group, multicultural marketers.

Cautionary Statement

This news release includes forward-looking statements that involve risk and uncertainties. Actual results may differ materially from results indicated in any forward-looking statements. The Company cautions that future results are subject to, and should be considered in light of, risks, uncertainties and other factors that may affect future results.


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